Exhibit 2.1

                                   ASSIGNMENT


         FOR VALUE RECEIVED, MPF, Inc. hereby sells, assigns, sets over and transfers to Inter-Con/PC, Inc. all of its right, title and interest in:


ISP and use of the name FutureCom,
Servers, Modems,
Software, Customer lists,
and CSU/DSU's.

Dated:   June 8, 1999


                                 MPF, Inc.

                                 By     /s/ Michael P. Ferderer
                                        -----------------------
                                            President


For acceptance the above company shall receive 50,000 shares and 50,000 warrants at 3.50 each. The transaction will be a part of the 5-1 forward split of Inter-Con/PC, Inc. shares.


                                 Acceptance of Assignment


                                 /s/ Michael P. Ferderer
                                 --------------------------
                                 Michael P. Ferderer
                                 Chairman & CEO
                                 Inter-Con/PC, Inc.


                                 Dated: June 8, 1999